Press Release	October 23, 2007
For further information:
Daniel R. Kadolph
Chief Financial Officer
708-450-6759
ir@midwestbank.com
Midwest Banc (MBHI) 3Q07 EPS $.20
Midwest Banc Holdings, Inc. (MBHI) today reported diluted earnings per share of $.20 for the third quarter compared to $.21 in the second quarter.
Overview
Midwest’s performance during the third quarter reflected several positive developments:
•	Net interest margin expanded to 3.10%, despite the Large Problem Credit’s continued negative impact on earnings and the net interest margin

•	Continued progress on credit quality initiatives
•	Enhanced early detection of borrower weaknesses

•	Consumer loan risk-based pricing

•	Reduction in exposure related to customer concentration risk
•	Reduced total noninterest expenses for the second consecutive quarter

•	Northwest Suburban acquisition completed as of October 1, with integration plans fully in place
Net income was $4.8 million for the quarter compared with $5.1 million in the second quarter and $4.4 million in the first quarter. Compared to the second quarter, the net interest margin expanded, average loans and earning assets increased, net interest income increased and noninterest expenses decreased. Noninterest income decreased marginally in the current quarter, primarily because of a lower level of residential mortgage loan sales than in the prior quarter. The provision for loan losses increased $764,000, even though net chargeoffs were down, due to updated assessments of impaired loans, the overall growth in the loan portfolio, weakening economic trends and the increasingly challenging environment for real estate related businesses. The larger provision helped to strengthen our balance sheet, as reflected by the resulting increase in the allowance as a percentage of loans and in the nonaccrual coverage ratio. Loan delinquencies were down from the prior quarter.
The carrying cost of the previously disclosed Large Problem Credit continues to have a substantial negative impact on earnings, reducing net income by approximately $.11 per share on an annualized basis.
On October 1, Midwest completed its acquisition of Northwest Suburban Bancorp, Inc. (Northwest Suburban). With approximately $550 million in assets, Northwest Suburban operated five banking offices in complementary locations to our existing franchise. Signs have been changed, the technology conversion will be completed October 27 and all key sales professionals have been retained.
Loan Growth
Average loans increased by $27.7 million, or 5.6% on an annualized basis, from second to third quarter. This was in spite of selling $9.1 million of commercial loan participations during the quarter, as compared with $3.9 million in second quarter. Had we not sold loan participations in the third quarter, the annualized loan growth rate in the quarter would have been 6.8%.
“Our strategy behind selling loan participations in a period of modest loan growth is to diversify the mix in our portfolio and to reduce the risk and exposure to our largest credits,” stated CEO Jim Giancola.
We announced last quarter that we had outsourced our residential mortgage origination operations. This was done to eliminate the fixed costs associated with this very cyclical business, while also enabling us to offer our customers an even broader array of residential mortgage products.
Net Interest Margin Expansion
The net interest margin increased to 3.10% in the third quarter compared to 3.05% in the second quarter and 3.01% in the first quarter. Yields on average loans and securities increased by 5 and 14 basis points, respectively. Rates paid on interest-bearing liabilities remained flat during the quarter.
The securities portfolio has a low degree of inherent credit risk. Approximately 87% of the portfolio is rated AAA, 12% is rated AA and 1% is rated A. No securities are rated below A. In addition, the securities portfolio does not contain any sub-prime or Alt-A mortgage-backed securities.
Loan Quality Stable
Loan balances for the Large Problem Credit have remained at $28.9 million and represent 65% of our nonaccrual loans. The borrower’s corporate entities have filed for protection under chapter 11 of the Bankruptcy Code. Midwest continues to aggressively pursue collection through the court system and the liquidation of collateral to pay down these loans. While we believe that the current carrying value of these loans at September 30 reflects management’s best current estimate of net realizable value, there can be no assurance that additional losses may not be incurred.
The quality of the loan portfolio remained stable. Nonaccrual loans excluding the Large Problem Credit were .80% of loans, up from .75% at June 30 but down from the December 31 level of .89%. There were no loans over 90 days past due but accruing at September 30. Foreclosed properties decreased slightly from $2.3 million at June 30 to $2.2 million. There have been no additions to foreclosed properties in 2007. Loan delinquencies 30-89 days were .49% of loans at September 30, down from .63% at June 30. Total nonperforming assets, excluding the Large Problem Credit, were up 6% from June 30, and down 8% compared to December 31.
The allowance for loan losses grew by $1.2 million to 1.24% during the quarter from 1.20% of loans outstanding at June 30. The allowance for loan losses to nonaccrual loans increased to 56% at September 30 from 54% at both June 30 and December 31. Net chargeoffs for the quarter were $645,000 or .13% of average loans, down from $1.3 million or .27% of loans in the second quarter. Net chargeoffs were $1.8 million or .12% of average loans for the nine months of 2007. The provision for loan losses for the quarter was $1.8 million compared to $1.0 million in the June quarter. The provision for loan losses was $3.5 million for the nine months of 2007.

Given current market conditions, Midwest has further enhanced its process to detect early stage credit deterioration in the loan portfolio and address any such problems timely and aggressively. When significant stress or weaknesses are identified in a particular loan, Midwest takes a proactive approach to manage the associated risks. The actions taken might include, for example, seeking additional collateral and/or pursuing an early exit strategy whereby the borrower is encouraged to seek alternative financing arrangements.
Noninterest Income
Noninterest income decreased during the third quarter by $196,000 to $3.7 million compared to the prior quarter. As anticipated, gains on sales of residential mortgage loans decreased as a result of outsourcing the residential mortgage origination operations. Insurance and brokerage commissions increased by 27% during the quarter which was driven by higher variable rate annuity sales.
During the quarter, we launched an enhanced sales initiative aimed at increasing cross-selling to both new and existing customers. It has already begun to show positive results. Additional initiatives planned for the fourth quarter include a marketing campaign aimed at our community bank brand and risk-based pricing for consumer loans.
Noninterest Expense Control
On a linked-quarter basis, noninterest expenses were down by $399,000. This decrease was mainly attributed to the decrease of salaries and benefits expense, which was partly offset by increases in occupancy and equipment expense and professional services fees. The decrease in salaries and benefits expense is a result of outsourcing the residential mortgage origination operations and janitorial services as well as a reduction in incentive compensation. An adjustment related to Midwest’s recently filed 2006 income tax returns increased third quarter income tax expense by $159,000. Midwest’s effective tax rate increased to 19.4% in the third quarter from 17.4% in the second quarter. The core efficiency ratio modestly improved to 64% during the quarter compared to 66% from the prior quarter.
Northwest Suburban Merger Closed
On October 1, we completed the merger of Northwest Suburban; in addition, Mount Prospect National Bank, Northwest Suburban’s bank subsidiary, was merged into Midwest Bank and Trust Company, creating a 29-office bank with approximately $3.6 billion in assets. The overall mix of consideration paid for all outstanding shares of Northwest Suburban common stock was fixed so that 55% of the Northwest common stock was converted into cash and 45% of the Northwest common stock was converted into 3.8 million shares of our common stock. Total deal value was $135.4 million.
Based on deposits, the acquisition made Midwest Bank the 17th largest bank in the Chicago area. Northwest Suburban’s five offices in Des Plaines, Lakemoor, Lake Zurich, Mount Prospect and North Barrington, located in Cook, Lake and McHenry counties, complement Midwest Bank’s offices in northwest Cook and McHenry counties.
John Eilering, Chairman and CEO of Northwest Suburban, has become Area President — Northwest of Midwest Bank and Stephen Markovits, President of Northwest Suburban, has become an executive vice president of Midwest Bank. Dennis O’Hara, CPA, a partner in the accounting firm, Clifton Gunderson, LLP, and a director of Northwest Suburban, has joined the boards of both Midwest Banc Holdings and Midwest Bank.

“We have changed the signs and systems conversions are scheduled for the weekend of October 27. Completing the operational merger soon after the legal merger is absolutely the best way to go,” said Jim Giancola. “That brings our team closer together; makes the convenience of all our products, offices and ATMs available to all customers, and enables us to begin realizing planned efficiencies.”
Following the merger, key balance sheet statistics for MBHI were approximately (dollar amounts in millions, subject to purchase accounting adjustments):

Pro Forma
Loans	$2,450
Earning assets	3,250
Deposits	2,460
Total assets	3,580

Shares outstanding	28,160,000
Financial Highlights
On July 1, 2006 Midwest Banc acquired Royal American Corporation. There were special merger-related charges incurred in the third quarter 2006. Therefore, comparisons involving prior periods may be affected by this merger and these merger-related charges.
Earnings
•	Diluted earnings per share was $.20 for third quarter and $.58 for nine months 2007
•	Compared to $.24 for third quarter 2006, a 16.7% decrease

•	Compared to $.21 for second quarter 2007, a 4.8% decrease

•	Compared to $.64 for nine months 2006, a 9.4% decrease
•	Net income was $4.8 million for third quarter and $14.4 million for nine months 2007
•	Compared to $6.0 million for third quarter 2006, a 19.2% decrease

•	Compared to $5.1 million for second quarter 2007, a 5.3% decrease

•	Compared to $14.8 million for nine months 2006, a 3.1% decrease
•	Core return on average assets was .64% for third quarter and .64% for nine months 2007
•	Compared to .93% for third quarter 2006

•	Compared to .68% for second quarter 2007

•	Compared to .83% for nine months 2006
•	Core return on average equity was 6.75% for third quarter and 6.67% for nine months 2007
•	Compared to 9.79% for third quarter 2006

•	Compared to 7.07% for second quarter 2007

•	Compared to 8.81% for nine months 2006

•	Net interest margin was 3.10% for third quarter and 3.05% for nine months 2007
•	Compared to 3.40% for third quarter 2006

•	Compared to 3.05% for second quarter 2007

•	Compared to 3.41% for nine months 2006
•	Top line revenue increased
•	$182,000 compared to second quarter 2007, a 3.1% annualized rate

•	$3.8 million compared to nine months 2006
•	Core efficiency ratio was 64% for third quarter and 66% for nine months 2007
•	Compared to 56% for third quarter 2006

•	Compared to 66% for second quarter 2007

•	Compared to 56% for nine months 2006
Loans and Loan Quality
•	Loans in third quarter increased
•	$27.7 million on an average balance basis compared to second quarter 2007, a 5.6% annualized rate

•	$24.8 million at September 30 compared to June 30, a 5.0% annualized rate
•	Annualized net charge-off rate was .13% for third quarter and .12 % for nine months 2007
•	Compared to .03% for third quarter 2006

•	Compared to .17% for nine months 2006
•	Nonaccrual loans at September 30 were $44.7 million or 2.23% of loans
•	Compared to $43.6 million, or 2.20% at June 30

•	Compared to $21.6 million, or 1.13% at September 30, 2006
•	Nonaccrual loans (excluding Large Problem Credit) at September 30 were $15.8 million or .80% of loans
•	Compared to $14.7 million, or .75% at June 30

•	Compared to $10.3 million, or .55% at September 30, 2006
•	Nonperforming assets at September 30 were $46.9 million, or 2.34% of loan-related assets
•	Compared to $45.9 million, or 2.31% at June 30

•	Compared to $24.4 million, or 1.28% at September 30, 2006
•	Nonperforming assets (excluding Large Problem Credit) at September 30 were $18.0 million, or .91% of loan-related assets
•	Compared to $17.0 million, or .87% at June 30

•	Compared to $13.2 million, or .70% at September 30, 2006
•	Allowance for loan losses at September 30 was 1.24% of loans
•	Compared to 1.20% at June 30

•	Compared to 1.34% at September 30, 2006
•	Allowance for loan losses to nonaccrual loans was 56% at September 30
•	Compared to 54% at June 30

•	Compared to 118% at September 30, 2006

•	Delinquencies 30-89 days to loans were .49% at September 30
•	Compared to .63% at June 30

•	Compared to 1.98% at September 30, 2006
Capital Ratios
•	Capital ratios at September 30

•	Tier 1 risk-based	11.42%

•	Total risk-based	12.51%

•	Tier 1 leverage	8.99%

•	Equity to assets	9.41%
Additional financial data are contained in the accompanying statements, tables and schedules.
Hosting a Conference Call
Management will host a conference call and webcast to discuss earnings results on October 24 at 11:00 am eastern/10:00 am central. We will provide a brief discussion of results and trends followed by responding to questions from investors and analysts who call in.
To participate in the call, dial 877-407-0778 or 201-689-8565 for international callers. Alternatively, participants can listen by going to our web site www.midwestbank.com.
Replays will be available on the web site through January 24. The audio replay can be accessed through November 1 at 877-660-6853 or 201-612-7415 for international callers. Use account number 286 and conference ID number 257541.
Franchise
Midwest Banc Holdings, Inc., headquartered in Melrose Park, IL, provides a wide range of retail and commercial banking services, personal and corporate trust services, securities services and insurance brokerage services in the greater Chicago area. We have 29 banking offices and operate 32 ATMs. Our principal operating subsidiaries are Midwest Bank and Trust Company, Midwest Financial and Investment Services, Inc., and Midwest Insurance Services, LLC.
Information on our products and services and locations is available at www.midwestbank.com.
Forward-Looking Statements
This news release contains “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the company’s Annual Report on Form 10-K and other publicly available information regarding the company, copies of which are available from the company upon request. Such publicly available information sets for the certain risks and uncertainties related to the company’s business, which should be considered in evaluating “Forward-Looking Statements.”
# # #

Financial Highlights
Midwest Banc Holdings, Inc.
(In thousands)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
Income Statement Data:
Net income	$4,836	$5,107	$4,412	$2,933	$5,982
Core net income(1)	4,836	5,107	4,412	2,933	6,943

Per Share Data:
Basic and diluted earnings	$.20	$.21	$.18	$.12	$.24
Cash dividends declared	.13	.13	.13	.13	.13
Book value	11.69	11.55	11.76	11.65	11.67
Tangible book value(2)	8.02	7.91	8.12	7.97	8.03
Stock price at period end	14.77	14.50	17.71	23.75	24.42
Average stock price	14.54	16.35	20.25	23.66	23.03

Selected Financial Ratios:
Return on average assets	.64%	.68%	.60%	.39%	.80%
Core return on average assets(1)	.64	.68	.60	.39	.93
Return on average equity	6.75	7.07	6.20	4.01	8.43
Core return on average equity(1)	6.75	7.07	6.20	4.01	9.79
Net interest margin (tax equivalent)	3.10	3.05	3.01	3.08	3.40
Core efficiency ratio(1)(3)(4)	64	66	70	66	56
Dividend payout	67	64	74	111	55
Loans to deposits at period end	101	96	97	99	94
Loans to assets at period end	66	66	65	66	65
Average equity to average assets	9.41	9.62	9.74	9.84	9.48
Equity to assets at period end	9.41	9.38	9.75	9.76	9.84
Tangible equity to tangible assets at period end(2)(5)	6.65	6.62	6.94	6.89	6.99
Tier 1 capital to risk-weighted assets	11.42	11.76	12.02	11.92	12.64
Total capital to risk-weighted assets	12.51	12.81	13.10	12.97	13.84
Tier 1 leverage ratio	8.99	9.13	9.38	9.34	9.38

Full time equivalent employees	460	489	491	494	498

Balance Sheet Data:
Total earning assets	$2,750,334	$2,698,762	$2,685,977	$2,617,894	$2,628,847
Average earning assets	2,736,154	2,731,527	2,665,044	2,645,898	2,659,420
Average assets	3,020,254	3,013,039	2,966,039	2,946,366	2,967,572
Average loans	1,989,119	1,961,437	1,946,460	1,918,376	1,918,941
Average securities	698,541	726,534	677,001	697,577	703,922
Average deposits	2,022,709	2,021,256	1,995,721	1,996,864	2,062,014
Tangible shareholders’ equity(2)	195,790	194,138	200,711	196,481	199,233
Average equity	284,231	289,760	288,783	289,864	281,367

Share Data:
Common shares outstanding — at period end	24,406	24,547	24,705	24,663	24,796
Basic — average	24,454	24,638	24,693	24,725	24,811
Diluted — average	24,647	24,828	24,950	25,083	25,176
See footnotes at end of statements, tables and schedules.

Financial Highlights
Midwest Banc Holdings, Inc.
(In thousands)

	Nine Months Ended
	September 30,	September 30,
	2007	2006
Income Statement Data:
Net income	$14,355	$14,813
Core net income(1)	14,355	15,774

Per Share Data:
Basic earnings	$.58	$.65
Diluted earnings	.58	.64
Cash dividends declared	.39	.38
Book value	11.69	11.67
Tangible book value(2)	8.02	8.51
Stock price at period end	14.77	24.42
Average stock price	17.01	23.37

Selected Financial Ratios:
Return on average assets	.64%	.78%
Core return on average assets(1)	.64	.83
Return on average equity	6.67	8.27
Core return on average equity(1)	6.67	8.81
Net interest margin (tax equivalent)	3.05	3.41
Core efficiency ratio(1)(3)(4)	66	56
Dividend payout	68	59
Loans to deposits at period end	101	94
Loans to assets at period end	66	65
Average equity to average assets	9.59	9.46
Equity to assets at period end	9.41	9.84
Tangible capital to tangible assets at period end(2)(5)	6.65	7.17
Tier 1 capital to risk-weighted assets	11.42	12.64
Total capital to risk-weighted assets	12.51	13.84
Tier 1 leverage ratio	8.99	9.38

Full time equivalent employees	460	498

Balance Sheet Data:
Total earning assets	$2,750,334	$2,628,847
Average earning assets	2,711,169	2,311,644
Average assets	2,999,877	2,532,571
Average loans	1,965,828	1,571,484
Average securities	700,778	709,951
Average deposits	2,013,327	1,741,389
Tangible shareholders’ equity(2)	195,790	210,910
Average equity	287,575	239,476

Share Data:
Common shares outstanding — at period end	24,406	24,796
Basic — average	24,594	22,886
Diluted — average	24,821	23,279
See footnotes at end of statements, tables and schedules.

Statement of Income
Midwest Banc Holdings, Inc.
(In thousands)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
Interest Income
Loans	$37,566	$36,822	$36,058	$35,970	$36,874
Loans held for sale	11	48	30	41	44
Securities
Taxable	8,611	8,729	7,563	7,450	7,673
Exempt from fed income taxes	462	462	700	962	956
Dividends from FRB and FHLB stock	227	226	228	218	199
Short-term investments	297	205	187	69	157

Total interest income	47,174	46,492	44,766	44,710	45,903

Interest Expense
Deposits	18,634	18,582	17,899	17,495	16,963
Federal funds purchased	64	393	699	776	352
Securities sold under repurchase agreements	3,137	2,563	2,159	2,651	2,857
Advances from the FHLB	3,640	3,670	3,648	3,286	3,001
Junior subordinated debentures	1,334	1,315	1,301	1,327	1,337
Note payable	18	—	—	—	—

Total interest expense	26,827	26,523	25,706	25,535	24,510

Net interest income	20,347	19,969	19,060	19,175	21,393

Provision for loan losses	1,800	1,036	645	5,500	1,550

Net interest income after provision for loan losses	18,547	18,933	18,415	13,675	19,843
Noninterest Income
Service charges on deposit accounts	1,535	1,575	1,634	1,572	1,543
Gains (losses) on securities transactions	6	31	(14)	42	—
Net trading profits	—	—	—	—	624
Gains on sale of loans	41	225	176	270	194
Insurance and brokerage commissions	685	541	573	514	478
Trust	453	503	393	399	357
Increase in CSV of life insurance	736	703	753	694	676
Gain on extinguishment of debt	—	—	—	—	—
Other	244	318	205	299	275

Total noninterest income	3,700	3,896	3,720	3,790	4,147

Noninterest Expenses
Salaries and employee benefits	9,740	10,363	10,447	10,058	9,318
Occupancy and equipment	2,362	2,190	2,190	2,088	1,885
Professional services	1,297	1,087	1,208	1,172	1,452
Marketing	538	478	679	591	418
Foreclosed properties	4	7	25	75	47
Amortization of intangible assets	409	409	456	461	461
Merger related charges	—	—	—	—	1,595
Other	1,896	2,110	2,076	2,050	2,018

Total noninterest expenses	16,245	16,644	17,081	16,495	17,194

Income before income taxes	6,002	6,185	5,054	970	6,796
Provision (benefit) for income taxes	1,166	1,078	642	(1,963)	814

Net Income	$4,836	$5,107	$4,412	$2,933	$5,982

Basic and diluted earnings per share	$.20	$.21	$.18	$.12	$.24

Cash dividends declared per share	$.13	$.13	$.13	$.13	$.13

Top line revenue (6)	$24,047	$23,865	$22,780	$22,965	$25,540
Noninterest income to top line revenue	15%	16%	16%	17%	16%

Statement of Income
Midwest Banc Holdings, Inc.
(In thousands)

	Nine Months Ended
	September 30,	September 30,	Increase
	2007	2006	(Decrease)
Interest Income
Loans	$110,447	$87,884	$22,563
Loans held for sale	89	84	5
Securities
Taxable	24,903	23,064	1,839
Exempt from federal income taxes	1,624	2,608	(984)
Dividends from Fed Res and FHLB stock	681	475	206
Short-term investments	688	437	251

Total interest income	138,432	114,552	23,880

Interest Expense
Deposits	55,115	40,023	15,092
Federal funds purchased	1,156	750	406
Securities sold under repurchase agreements	7,859	7,736	123
Advances from the FHLB	10,958	6,522	4,436
Junior subordinated debentures	3,950	3,414	536
Note payable	18	—	18

Total interest expense	79,056	58,445	20,611

Net interest income	59,376	56,107	3,269
Provision for loan losses	3,481	6,550	(3,069)

Net interest income after provision for loan losses	55,895	49,557	6,338
Noninterest Income
Service charges on deposit accounts	4,744	4,161	583
Gains (losses) on securities transactions	23	(195)	218
Net trading profits	—	624	(624)
Gains on sale of loans	441	490	(49)
Insurance and brokerage commissions	1,799	1,476	323
Trust	1,349	520	829
Increase in CSV of life insurance	2,192	1,700	492
Gain on extinguishment of debt	—	1,250	(1,250)
Other	768	735	(33)

Total noninterest income	11,316	10,761	555

Noninterest Expenses
Salaries and employee benefits	30,550	24,418	6,132
Occupancy and equipment	6,741	4,988	1,753
Professional services	3,591	3,799	(208)
Marketing	1,696	1,459	237
Foreclosed properties	36	237	(201)
Amortization of intangible assets	1,273	762	511
Merger related charges	—	1,595	(1,595)
Other	6,083	4,862	1,221

Total noninterest expenses	49,970	42,120	7,850

Income before income taxes	17,241	18,198	(957)
Provision for income taxes	2,886	3,385	(499)

Net Income	$14,355	$14,813	$(458)

Basic earnings per share	$.58	$.65	$(.07)

Diluted earnings per share	$.58	$.64	$(.06)

Cash dividends declared per share	$.39	$.38	$.01

Balance Sheet
Midwest Banc Holdings, Inc.
(In thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
Assets
Cash	$46,963	$53,832	$64,153	$91,630	$70,004
Short-term investments	17,241	8,861	24,485	8,902	2,647
Securities available-for-sale	660,986	639,087	639,985	589,981	642,188
Securities held-to-maturity	40,978	42,110	43,562	45,931	50,688

Total securities	701,964	681,197	683,547	635,912	692,876
Fed Res and FHLB stock, at cost	23,683	23,683	23,592	23,592	20,977
Loans held for sale	—	2,349	3,740	2,672	3,321
Loans	2,007,446	1,982,672	1,950,613	1,946,816	1,909,026
Allowance for loan losses	(24,879)	(23,724)	(24,028)	(23,229)	(25,542)

Net loans	1,982,567	1,958,948	1,926,585	1,923,587	1,883,484
Cash value of life insurance	67,412	66,676	65,973	65,220	64,526
Premises and equipment	22,468	22,489	22,282	21,960	20,993
Foreclosed properties	2,246	2,312	2,403	2,640	2,864
Goodwill and other intangibles	89,443	89,437	89,788	90,761	90,244
Other	78,578	112,510	74,083	75,170	90,365

Total assets	$3,032,565	$3,022,294	$2,980,631	$2,942,046	$2,942,301

Liabilities and Shareholders’ Equity

Liabilities
Deposits
Noninterest-bearing	$246,153	$256,152	$247,548	$276,381	$272,442
Interest-bearing	1,748,774	1,801,690	1,759,452	1,681,429	1,754,394

Total deposits	1,994,927	2,057,842	2,007,000	1,957,810	2,026,836
Federal funds purchased	12,000	29,000	7,000	66,000	34,000
Securities sold under repurchase agreements	317,118	282,037	251,070	201,079	229,676
FHLB advances	319,925	269,911	319,897	319,883	254,869
Junior subordinated debentures	65,861	65,845	65,828	65,812	65,800
Note payable	2,500	—	—	—	—
Other	35,001	34,084	39,337	44,220	41,643

Total liabilities	2,747,332	2,738,719	2,690,132	2,654,804	2,652,824

Shareholders’ Equity

Common equity	295,807	295,436	295,614	293,515	296,038
Accumulated other comprehensive loss	(10,574)	(11,861)	(5,115)	(6,273)	(6,561)

Total shareholders’ equity	285,233	283,575	290,499	287,242	289,477

Total liabilities and shareholders’ equity	$3,032,565	$3,022,294	$2,980,631	$2,942,046	$2,942,301

Net Interest Margin
Midwest Banc Holdings, Inc.
(In thousands)

	For the Three Months Ended
	September 30, 2007		June 30, 2007		September 30, 2006
	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate
Interest-Earning Assets:
Short-term investments	$23,996	4.95%	$16,857	4.86%	$13,057	4.81%
Securities:
Taxable(7)	650,776	5.61	678,766	5.46	604,176	5.48
Exempt from federal income taxes(7)	47,765	5.95	47,768	5.95	99,746	5.90

Total securities	698,541	5.63	726,534	5.49	703,922	5.52
FRB and FHLB stock	23,683	3.83	23,688	3.82	20,914	3.81
Loans held for sale	815	5.40	3,011	6.38	2,586	6.81
Loans: (8)
Commercial loans	426,366	7.94	413,416	7.87	406,046	8.12
Commercial real estate loans(7)(9)(10)	1,272,773	7.63	1,257,438	7.56	1,241,622	7.71
Agricultural loans	3,172	8.07	3,538	8.14	2,701	8.00
Consumer real estate loans(7)(9)(10)	277,164	6.68	277,562	6.82	255,003	7.04
Consumer installment loans	9,644	7.76	9,483	7.76	13,569	7.28

Total loans	1,989,119	7.57	1,961,437	7.52	1,918,941	7.72

Total interest-earning assets	$2,736,154	7.00%	$2,731,527	6.92%	$2,659,420	7.08%

Noninterest-Earning Assets:
Cash	$51,487		$49,301		$78,241
Premises and equipment	22,404		22,279		21,084
Allowance for loan losses	(24,255)		(23,807)		(26,727)
Other	234,464		233,739		235,554

Total noninterest-earning assets	284,100		281,512		308,152

Total assets	$3,020,254		$3,013,039		$2,967,572

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$175,582	1.96%	$171,671	1.85%	$165,672	1.37%
Money-market demand and savings account	365,985	2.62	362,692	2.62	413,626	2.50
Time deposits less than $100,000	750,642	4.86	736,665	4.84	748,929	4.34
Time deposits of $100,000 or more	474,194	5.28	495,549	5.24	417,731	5.23
Public funds	—	—	—	—	19,397	4.68

Total interest-bearing deposits	1,766,403	4.22	1,766,577	4.21	1,765,355	3.84
Borrowings:
Fed funds purch & repurchase agreements	307,843	4.16	283,571	4.17	255,718	5.02
FHLB advances	307,418	4.74	318,256	4.61	254,862	4.71
Notes payable and other borrowings	67,294	8.04	65,837	7.99	65,788	8.13

Total borrowings	682,555	4.80	667,664	4.76	576,368	5.24

Total interest-bearing liabilities	$2,448,958	4.40%	$2,434,241	4.36%	$2,341,723	4.20%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	$256,306		$254,679		$296,659
Other liabilities	30,759		34,359		47,823
Total interest-bearing liabilities	287,065		289,038		344,482
Shareholders’ equity	284,231		289,760		281,367

Total liabilities and shareholders’ equity	$3,020,254		$3,013,039		$2,967,572

Net interest margin (tax equivalent)(7)(11)		3.10%		3.05%		3.40%

See footnotes at end of statements, tables and schedules.

Net Interest Margin
Midwest Banc Holdings, Inc.
(In thousands)

	For the Nine Months Ended
	September 30, 2007		September 30, 2006
	Average	Average	Average	Average
	Balance	Rate	Balance	Rate
Interest-Earning Assets:
Short-term investments	$18,976	4.83%	$11,621	5.01%
Securities:
Taxable(7)	644,567	5.48	618,985	5.28
Exempt from federal income taxes(7)	56,211	5.93	90,966	5.88

Total securities	700,778	5.52	709,951	5.36
FRB and FHLB stock	23,648	3.84	16,832	3.76
Loans held for sale	1,939	6.12	1,756	6.38
Loans:(8)
Commercial loans	411,034	7.87	270,941	7.93
Commercial real estate loans(7)(9)(10)	1,264,709	7.55	1,057,020	7.54
Agricultural loans	3,187	7.99	2,419	7.72
Consumer real estate loans(7)(9)(10)	277,092	6.75	233,548	6.67
Consumer installment loans	9,806	7.60	7,556	7.41

Total loans	1,965,828	7.50	1,571,484	7.48

Total interest-earning assets	$2,711,169	6.93%	$2,311,644	6.79%

Noninterest-Earning Assets:
Cash	$57,220		$59,617
Premises and equipment, net	22,231		21,869
Allowance for loan losses	(24,321)		(20,895)
Other assets	233,578		160,336

Total noninterest-earning assets	288,708		220,927

Total assets	$2,999,877		$2,532,571

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$170,166	1.87%	$148,869	1.00%
Money-market demand and savings accounts	368,861	2.61	328,388	2.01
Time deposits less than $100,000	739,579	4.81	756,544	4.03
Time deposits of $100,000 or more	478,916	5.24	289,399	4.86
Public funds	—	—	15,288	4.52

Total interest-bearing deposits	1,757,522	4.18	1,538,488	3.47
Borrowings:
Fed funds purch & repurchase agreements	282,768	4.25	249,151	4.54
FHLB advances	215,142	4.64	210,979	4.12
Notes payable and other borrowings	66,322	7.98	59,081	7.70

Total borrowings	664,232	4.81	519,211	4.73

Total interest-bearing liabilities	$2,421,754	4.35%	$2,057,699	3.79%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	$255,805		$202,901
Other liabilities	34,743		32,495

Total interest-bearing liabilities	290,548		235,396
Shareholders’ equity	287,575		239,476

Total liabilities and shareholders’ equity	$2,999,877		$2,532,571

Net interest margin (tax equivalent)(7)(11)		3.05%		3.41%
See footnotes at end of statements, tables and schedules.

Credit Risk Management
Midwest Banc Holdings, Inc.
(In thousands)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
Loan Quality
Nonaccrual loans
Large Problem Credit	$28,886	$28,909	$26,845	$25,825	$11,252
From remainder of portfolio	15,795	14,679	14,834	17,001	10,303

Total nonaccrual loans	$44,681	$43,588	$41,679	$42,826	$21,555

Foreclosed properties	$2,246	$2,312	$2,403	$2,640	$2,864

Nonperforming assets
Large Problem Credit	$28,886	$28,909	$26,845	$25,825	$11,252
From remainder of portfolio	18,041	16,991	17,237	19,641	13,167

Total nonperforming assets	$46,927	$45,900	$44,082	$45,466	$24,419

90+ days past due and accruing	$—	$608	$25	$34	$29

Loans
Large Problem Credit	$28,886	$28,909	$28,884	$27,902	$34,489
Remainder of portfolio	1,978,560	1,953,763	1,921,729	1,918,914	1,874,537

Total loans	$2,007,446	$1,982,672	$1,950,613	$1,946,816	$1,909,026

Foreclosed properties	$2,246	$2,312	$2,403	$2,640	$2,864

Loan-related assets
Large Problem Credit	$28,886	$28,909	$28,884	$27,902	$34,489
Remainder of portfolio	1,980,806	1,956,075	1,924,132	1,921,554	1,877,401

Total loan-related assets	$2,009,692	$1,984,984	$1,953,016	$1,949,456	$1,911,890

Nonaccrual loans to loans
Total	2.23%	2.20%	2.14%	2.20%	1.13%
Without Large Problem Credit	.80	.75	.77	.89	.55
Nonperforming assets to loan-related assets
Total	2.34%	2.31%	2.26%	2.33%	1.28%
Without Large Problem Credit	.91	.87	.90	1.02	0.70

Allowance for Loan Losses
Beginning balance	$23,724	$24,028	$23,229	$25,542	$20,874
Balance at bank acquisition	—	—	—	—	3,244
Provision for loan losses	1,800	1,036	645	5,500	1,550
Net chargeoffs (recoveries)
Large Problem Credit	—	—	—	7,500	—
From remainder of portfolio	645	1,340	(154)	313	126

	645	1,340	(154)	7,813	126

Ending balance	$24,879	$23,724	$24,028	$23,229	$25,542

Net chargeoffs (recoveries) to average loans
Total	.13%	.27%	(.03)%	1.62%	.03%
Without Large Problem Credit	.13	.27	(.03)	.06	.03
Delinquencies 30 - 89 days
Total	.49%	.63%	.48%	.33%	1.98%
Without Large Problem Credit	.49	.63	.48	.33	.76
Allowance for loan losses to
Loans at period end	1.24%	1.20%	1.23%	1.19%	1.34%
Nonaccrual loans	56%	54%	58%	54%	118%

Footnotes
Midwest Banc Holdings, Inc.
(In thousands)
(1)	Core net income is net income excluding merger related charges. Management believes that core net income is a more useful measure of operating performance since it excludes items that are not recurring in nature. In addition, management believes core net income is more reflective of current trends. The following table reconciles reported net income to core net income for the periods presented:

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006

Net Income	$4,836	$5,107	$4,412	$2,933	$5,982
Merger related charges, net of tax	—	—	—	—	961

Core net income	$4,836	$5,107	$4,412	$2,933	$6,943

	Nine Months Ended
	September 30,	September 30,
	2007	2006

Net Income	$14,355	$14,813
Merger related charges, net of tax	—	961

Core net income	$14,355	$15,774

Core return on average assets is core net income, reconciled above, divided by average assets for that period. Core return on average equity is core net income, reconciled above, divided by average equity for that period. Management believes that core return on average assets and average equity are more useful measures of operating performance since it excludes items that are not recurring in nature and are more reflective of current trends.

(2)	Shareholders’ equity less goodwill and net core deposit intangible and other intangibles.

	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006

Shareholders’ equity	$285,233	$283,575	$290,499	$287,242	$289,477
Core deposit intangible and other intangibles	9,586	9,812	10,163	11,273	11,677
Goodwill	79,857	79,625	79,625	79,488	78,567

Tangible shareholders’ equity	$195,790	$194,138	$200,711	$196,481	$199,233

(3)	Excludes net gains or losses on securities transactions.

(4)	Noninterest expense less amortization and foreclosed properties expenses divided by the sum of net interest income (tax equivalent) plus noninterest income.

Core efficiency ratio excludes merger related charges. Management believes that the core efficiency ratio is a more useful measure since it excludes items that are not recurring in nature and is more reflective of current trends. The following tables reconcile reported noninterest expense to core noninterest expenses for the periods presented:

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006

Noninterest expenses	$16,245	$16,644	$17,081	$16,495	$17,194
Merger related charges	—	—	—	—	(1,595)

Core noninterest expenses	$16,245	$16,644	$17,081	$16,495	$15,599

	Nine Months Ended
	September 30,	September 30,
	2007	2006

Noninterest expenses	$49,970	$42,120
Merger related charges	—	(1,595)

Core noninterest expenses	$49,970	$40,525

(5)	Total assets less goodwill and net core deposit intangible and other intangibles.

	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006

Total assets	$3,032,565	$3,022,294	$2,980,631	$2,942,046	$2,942,301
Core deposit intangible and other intangibles	9,586	9,812	10,163	11,273	11,677
Goodwill	79,857	79,625	79,625	79,488	78,567

Tangible assets	$2,943,122	$2,932,857	$2,890,843	$2,851,285	$2,852,057

(6)	Includes net interest income and noninterest income.

(7)	Adjusted for 35% tax rate and adjusted for the dividends-received deduction where applicable.

(8)	Nonaccrual loans are included in the average balance; however, these loans are not earning any interest.

(9)	Includes loan fees.

(10)	Includes construction loans.

(11)	Reconciliation of reported net interest income to tax equivalent net interest income.

	For the Three Months Ended,			For the Nine Months Ended,
	September 30,	June 30,	September 30,	September 30,	September 30,
	2007	2007	2006	2007	2006

Net interest income	$20,347	$19,969	$21,393	$59,376	$56,107
Tax equivalent adjustment to net interest income	837	836	1,194	2,652	3,066

Net interest income, tax equivalent basis	$21,184	$20,805	$22,587	$62,028	$59,173